EX 10.19
                     ___, 2008
JWL Partners Acquisition Corp.
9 West 57th Street, 26th Floor
New York, New York 10019
Re: Initial Public Offering
Ladies and Gentlemen:
     This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between JWL Partners Acquisition Corp., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC, acting as the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit comprised of one share of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock. Certain capitalized terms used herein are defined in paragraph 13 hereof.
     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriters as follows:
1.	If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares with respect to the initial Business Combination and an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) to provide for the Company’s perpetual existence, and (ii) all shares of Common Stock that the undersigned has acquired in the open market in favor of the initial Business Combination and an amendment to the Amended and Restated Certificate to provide for the Company’s perpetual existence. The undersigned will not vote in favor of any amendment to Articles [Fifth] and [Sixth] of the Amended and Restated Certificate proposed to be filed with the Secretary of State of the State of Delaware on or before the effective date (the “Effective Date”) of the Registration Statement.[1]

[1]	Article [Fifth] of the Amended and Restated Certificate relates to the termination of the existence of the Company. Article [Sixth] includes provisions relating to (i) the Trust Account, (ii) approval of a Business Combination by the Company’s stockholders, (iii) conversion rights, and (iv) rights to receive funds from the Trust Account.

2.	In the event that the Company fails to consummate a Business Combination within twenty-four (24) months from the closing date of the IPO, the undersigned will take all reasonable actions within the undersigned’s power to: (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares in accordance with that Investment Management Trust Agreement to be entered into by and among the Company and Continental Stock Transfer & Trust Company (“Continental”) as Trustee (the “Trust Agreement”); and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, he will take all reasonable steps to cause the Company to adopt a plan of distribution in accordance with Section 281(b) of the General Corporation Law of the State of Delaware or any successor provision thereto. The undersigned hereby waives any and all right, title, interest or claim of any kind (each a “Claim”) in or to (x) any distribution of the Trust Account with respect to the undersigned’s Insider Shares in connection with a liquidation and (y) any remaining net assets of the Company after such liquidation. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the funds held in or distributed from the Trust Account for any reason (other than with respect to reimbursement of out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination). The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.
3.	Except as disclosed in the Registration Statement, none of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, that the undersigned shall be entitled to reimbursement from the Company upon approval by the Company’s Audit Committee for the undersigned’s reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; and provided, further, that, commencing upon the Effective Date, Clinton Group, Inc., an Affiliate of the undersigned, shall be allowed to charge the Company up to $7,500 per month, to compensate Clinton Group, Inc. for the provision to the Company of general and administrative services, including office space, utilities and administrative support until the earlier of the Company’s consummation of a Business Combination or its liquidation.
4.	None of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept from the Company a finder’s fee, broker commission or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5.	The undersigned shall escrow the undersigned’s Insider Shares, Insider Warrants and Sponsors’ Warrants in accordance with the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental, as escrow agent, in form and substance reasonably acceptable to the Company.
6.	The undersigned agrees to be Vice Chairman of the Board, Corporate Secretary and a director of the Company, and currently intends to serve until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s Questionnaire for Directors and Officers furnished to the Company and attached hereto as Exhibit A and the undersigned’s biographical information in the Registration Statement are true and accurate in all respects and do not omit any material information with respect to the undersigned’s background. The undersigned represents and warrants that:
6.1.	the undersigned is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

6.2.	the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud; (ii) relating to any financial transaction or handling of funds of another person; (iii) pertaining to any dealings in any securities; or (iv) moral turpitude, and the undersigned is not currently a defendant in any such criminal proceeding;

6.3.	the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied suspended or revoked;

6.4.	a petition under any federal bankruptcy laws or any state insolvency law was not filed by or against, nor was a receiver fiscal agent or similar officer appointed by a court for the business or property of the undersigned, or for any partnership in which the undersigned was a general partner, in each case, within the past five (5) years, or for any corporation or business association of which the undersigned was an executive officer within the past five (5) years;

6.5.	the undersigned has not been subject to any order prohibiting and is not subject to any legal proceeding seeking to prohibit the undersigned from engaging in any type of business practice;

6.6.	the undersigned has not been found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state securities law;

6.7.	the undersigned has not been found by a court of competent jurisdiction in a civil action by the Commodity Futures Trading Commission or by any other federal or state administrative or regulatory authority to have violated any federal or state commodities law; and

6.8.	the Company has not had any discussions and has no plans, arrangements or understandings with a prospective acquisition candidate.
7.	In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify the Company against claims by any third party for services rendered or products sold to the Company or by any entity that the Company has entered into an acquisition agreement with (or has negotiated with for the purpose of entering into an acquisition agreement with), but only to the extent necessary to ensure that such claims do not reduce the amount of funds in the Trust Account and only if such third party or entity has not executed an agreement waiving claims against the Trust Account. The undersigned will have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within fifteen (15) days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that the undersigned will undertake such defense.
8.	The undersigned agrees that, in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earliest of the consummation of a Business Combination, liquidation of the Company and such time as the undersigned ceases to be an officer or director of the Company, (i) the undersigned shall present to the Company for its consideration prior to presentation to any other entity, any business opportunity that has an aggregate fair market value of $200.0 million or more, subject only to the undersigned’s pre-existing fiduciary and contractual obligations the undersigned may have, including, without limitation, the obligations disclosed in the Registration Statement and the undersigned’s obligation to first present any business opportunity relating to an acquisition for control of a public company to Clinton Group, Inc., before presenting to the Company; and (ii) the undersigned shall not assist or participate with any other person or entity in the pursuit of or negotiation with respect to a business opportunity described in clause (i) required to be presented to the Company unless and until he receives prior written notice from the Company that the Company has determined not to pursue such business opportunity, subject to the undersigned’s pre-existing fiduciary and contractual obligations the undersigned may have.
9.	Reference is made to the lock-up agreement letter by and among the undersigned and the Underwriters, dated as of February 1, 2008, and the undersigned covenants and undertakes to the Company to comply with the terms thereof as if the Company were a party thereto.
10.	This letter agreement shall be binding on the Company and the undersigned and the undersigned’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the date upon which the Business Combination is consummated and (ii) the date upon which the liquidation and distribution of the Trust Account is completed, provided that the following Sections shall survive such termination: 3, 4, 5, 9, 10, 11, 12, 13 and 14.
11.	This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him or it arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive; and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
12.	Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.
13.	As used herein:
13.1.	“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

13.2.	“Business Combination” shall have the meaning set forth in the Registration Statement.

13.3.	“Insiders” shall mean each of the following:

Jerry W. Levin Steven R. Isko Michael A. Popson

Alan Gelband (including the Alan Gelband Company Defined Contribution Pension Plan and Trust)

GEH Capital, Inc.

13.4.	“Insider Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the IPO.

13.5.	“Insider Warrants” shall mean all of the warrants exercisable for shares of Common Stock owned by an Insider prior to the IPO.

13.6.	“IPO Shares” shall mean the shares of Common Stock comprising the Units issued in the Company’s IPO.

13.7.	“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-149120) with the Securities and Exchange Commission on February 8, 2008, and any amendment or supplement thereto, in connection with the IPO.

13.8.	“Sponsors’ Warrants” shall mean the warrants to be purchased by the undersigned immediately prior to and subject to the consummation of the Company’s IPO, as set forth in that certain Warrant Subscription Agreement, dated as of February 5, 2008, by and between the Company and the undersigned, as such may be amended from time to time.

13.9.	“Trust Account” shall mean the trust account established pursuant to the Trust Agreement, the amounts therein to be released only in the event of the consummation of a Business Combination, a liquidation of the Company or as otherwise permitted by the Trust Agreement.
14.	No term or provision of this letter agreement may be amended, changed, waived altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Representative.
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Sincerely,

Name: Steven R. Isko
Accepted and agreed:
JWL PARTNERS ACQUISITION CORP.

By:
Name: Jerry W. Levin
Title: Chairman of the Board and Chief Executive Officer

Exhibit A
Questionnaire for Directors and Officers